Exhibit 99.1
News Release

BOARDWALK PIPELINE PARTNERS DECLARES QUARTERLY DISTRIBUTION

INCREASES QUARTERLY DISTRIBUTION TO $0.415 PER UNIT

OWENSBORO, Ky., Feb. 8, 2007 -- Boardwalk Pipeline Partners, LP (NYSE:BWP) today declared a quarterly cash distribution per common and subordinated unit of $0.415 payable on February 27, 2007, to unitholders of record as of February 20, 2007. The distribution represents a 3.8 percent increase over the previous quarter's cash distribution per unit of $0.40.

About Boardwalk

Boardwalk Pipeline Partners, LP is a limited partnership engaged, through its subsidiaries, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, in the interstate transportation and storage of natural gas. Boardwalk owns and operates interstate natural gas pipeline systems, comprised of an aggregate of approximately 13,400 miles of pipeline and underground storage fields having aggregate working gas capacity of approximately 146 Bcf.

Contact
Jamie Buskill
Chief Financial Officer
270-688-6390

Monique Vo
Investor Relations
866-913-2122